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                                                                     EXHIBIT 3.1

             SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               EDISON SCHOOLS INC.


         EDISON SCHOOLS INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The Corporation, originally known as The Edison Project Inc., filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 31, 1996. The Certificate of Incorporation was amended and restated on November 18, 1996 and on December 30, 1997, amended on May 27, 1998, amended and restated on June 4, 1999 and on July 2, 1999, amended on July 29, 1999 to change the name of the Corporation to Edison Schools Inc., and amended and restated on October 27, 1999.

         2. By action of directors in lieu of a meeting, a resolution of the Board of Directors of the Corporation was duly adopted, pursuant to Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware, setting forth an Amended and Restated Certificate of Incorporation and declaring said Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of such consent has been given to all stockholders who have not consented in writing to said restatement. The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:         That the Amended and Restated Certificate of Incorporation of
                  the Corporation, as amended, be and hereby is amended and restated in its entirety so that the same shall read as follows:

         FIRST. The name of the Corporation is:

         Edison Schools Inc.

         SECOND. The name of the Corporation's registered agent in the State of Delaware is Vanguard Corporate Services, Ltd. The address of its registered office at such address is 15 East North Street, City of Dover, County of Kent, 19901.

         THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

             To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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         FOURTH: The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 160,000,000 shares, consisting of
(i) 150,000,000 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"), (ii) 5,000,000 shares of Class B Common Stock, $.01 par value per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and (iii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

         1. Identical Rights. Except as otherwise set forth in this Section A, the rights and privileges of the Common Stock shall be identical; provided that the dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting.

                  (a) General. Except as otherwise set forth in this Section A.2 and in Article ELEVENTH, the holders of the Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders to which the holders of Common Stock are entitled to vote, except as may be required by Delaware law or as otherwise expressly specified in this Certificate of Incorporation. Each share of Class A Common Stock shall be entitled to one vote and each share of Class B Common Stock shall be entitled to ten votes.

                  (b) Election of Directors. With regard to the election of directors and beginning with the election of directors at the first Annual Meeting of Stockholders of the Corporation to be held after the consummation of the initial public offering of securities of the Corporation pursuant to a registration statement filed with and declared effective by Securities and Exchange Commission (the "Annual Meeting"), (i) holders of Class A Common Stock shall be entitled, voting separately as a class, to elect seven of the Corporation's 11 directors and (ii) holders of Class B Common Stock shall be entitled, voting separately as a class, to elect four of the Corporation's 11 directors. If the number of directors of the Corporation is increased or decreased at any time this Section A.2(b) is in effect in accordance with Article ELEVENTH, thereafter the holders of Class B Common Stock shall be entitled, voting as a separate class, to elect the minimum number of directors as shall constitute at least the same percentage of the total number of directors of the Corporation as is equal to the percentage determined by dividing four by 11, with the holders of Class A Common Stock, voting as separate class, electing the balance. In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his current term, or his earlier resignation, removal from office or death. If at any time there shall not be any Class B Common Stock outstanding, then this Section A.2(b) shall cease to be of any effect.

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                  (c) Cumulative Voting. The holders of Common Stock shall be entitled at all elections of directors to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder's shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as such holder may see fit.

                  (d) Authorized Shares. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

         3. Dividends and Distributions. Dividends and other distributions may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. The Corporation may not make any dividend or distribution with respect to any class of Common Stock unless at the same time the Corporation makes a ratable dividend or distribution with respect to each outstanding share of Common Stock, regardless of class. In the case of dividends or distributions payable in shares of a class of Common Stock, including distributions pursuant to stock splits or divisions of Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock may be distributed with respect to Class A Common Stock and only shares of Class B Common Stock may be distributed with respect to Class B Common Stock, and the number of shares of Common Stock payable per share will be equal for each class. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the Common Stock, is payable in shares of Class A Common Stock or Class B Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number. In the case of dividends or other distributions consisting of other voting securities of the Corporation or of voting securities of any corporation that is a wholly owned subsidiary of the Corporation, the Corporation shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that (i) the voting rights of each such security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each such security paid to the holders of Class B Common Stock, (ii) such security paid to the holders of Class B Common stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock, and (iii) with respect only to dividends or other distributions of voting securities of any corporation that is a wholly owned subsidiary of the Company, the respective voting rights of each such security paid to holders of Class A Common Stock and Class B Common Stock with respect to the election of directors shall otherwise be as comparable as is practicable to those of the Class A Common Stock and Class B Common Stock, respectively. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of another corporation that is a wholly owned subsidiary of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that (i) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each security underlying the convertible

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or exchangeable security paid to the holders of the Class B Common Stock, and
(ii) such underlying securities paid to the holders of Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock.

         4. Reclassifications. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the shares of the other class of Common Stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner.

         5. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

         6. Conversion Rights.

                  (a) Voluntary Conversion. Each share of Class B Common Stock is convertible into one share of Class A Common Stock at any time at the option of the holder. Such right shall be exercised by the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the offices of the Corporation's transfer agent (the "Transfer Agent"), accompanied by a written notice from the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate of certificates, into an equal number of shares of Class A Common Stock, and, if so required by the Corporation or the Transfer Agent, by instruments of transfer in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required.

                  (b) Automatic Conversion.

                           (i) In addition to and notwithstanding the foregoing,
                  upon any Transfer of shares of Class B Common Stock, such shares shall be converted automatically into a like number of shares of Class A Common Stock. Immediately upon the occurrence of a Transfer, and without any action on the part of any stockholder whose shares are subject to automatic conversion hereunder, the Corporation or any other person or entity, the relevant shares of Class B Common Stock shall be deemed converted into the same number of shares of Class A Common Stock. From and after the time of the Transfer, any such certificates for Class B Common Stock shall no longer represent shares of Class B Common Stock but instead shall represent the sum of the number of shares of Class A Common Stock and the right to have registered in the name of the transferee of such stock the shares of Class A Common Stock issuable to such transferee as a result of such conversion. The Class A Common Stock issuable

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                  upon any such conversion shall be so registered and the
                  certificates with respect to such stock shall be issued by the Corporation upon the surrender of the certificates that represent the Class B Common Stock immediately prior to the Transfer, duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation). As used in this section A.6(b), the following terms have the following meanings:

                           (1) "Affiliate" shall mean and be limited to the following Persons: (A) with respect to any natural person, (i) that natural person's spouse, siblings, children (including adopted children), grandchildren or parents or parents, (ii) a trust of which such natural person is the trustee for the benefit of his spouse, siblings, children (including adopted children), grandchildren or parents or parents, or (iii) the heirs, executors, administrators, guardians or conservators of such natural person; (B) with respect to any limited partnership, (i) any Person that, at the Original Issuance Time, was the general partner of such limited partnership, or (ii) another limited partnership which has a general partner, the control of which general partner is held, directly or indirectly, by five or fewer natural persons, provided such natural persons had control of the general partner of the subject limited partnership at the Original Issue Time; (C) with respect to any corporation or limited liability company,
                                    (i) any Person that is a limited partnership or limited liability company and that has as a general partner or a managing member, as the case may be, such corporation or limited liability company and (ii) any Person that is a corporation and that is controlled by, controls or is under common control with such corporation or limited liability company; and (D) with respect to any Original Shareholder, any Person that is controlled by, controls or is under common control with the Original Shareholder.

                           (2) "Control" of a Person shall mean ownership of more than 50% of the voting power of the Person on all matters.

                           (3) "Original Shareholder" shall mean each Person to whom the Corporation originally issued shares of Class B Common Stock at the Original Issuance Time.

                           (4) "Original Issuance Time" means the time at which the Corporation first issued Class B Common Stock.

                           (5) "Person" shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

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                           (6)      "Transfer" shall mean the sale, assignment,
                                    transfer, gift, pledge or hypothecation or other disposition, whether voluntary or involuntary, of Class B Common Stock to any Person other than an Affiliate of the Original Shareholder that initially held the shares being transferred. Notwithstanding the foregoing, the following shall not constitute a "Transfer": (i) a transfer to the acquiror in the case of a merger or similar transaction by the Corporation in which all the outstanding shares of Common Stock of the Corporation regardless of class are purchased by the acquiror, (ii) the sale, assignment, transfer, gift, pledge or hypothecation or other disposition, whether voluntary or involuntary, of any options or warrants to purchase shares of Class B Common Stock, (iii) the sale, transfer, pledge or hypothecation or other disposition in a bona fide financing transaction of any derivative instrument that derives its value from underlying shares of Class B Common Stock or options or warrants to purchase shares of Class B Common Stock, (iv) a transfer to a Person that is Controlled by
                                    H. Christopher Whittle or his Affiliates and
                                    (v) any pledge of shares of Class B Common
                                    Stock pursuant to the grant of a bona fide pledge of or security interest in such shares as collateral security for indebtedness due to the pledgee, provided that such pledge expressly provides that the pledged shares remain subject to the provisions of this Section A.6(b)(i) and further provided that the subsequent foreclosure by the pledgee on such shares or similar action taken by the pledgee with respect to the pledged shares shall be a "Transfer" and such pledged shares of Class B Common Stock shall thereupon be converted automatically into shares of Class A Common Stock as provided in this Section A.6(b)(i), except that, if within five business days after such foreclosure or similar event such converted shares are returned to the pledgor, such shares shall be converted automatically back into shares of Class B Common Stock.

                  (ii) All of the Class B Common Stock held by a stockholder and its Affiliates shall automatically convert into shares of Class A Common Stock on a one-for-one basis immediately following any Transfer by such stockholder after which the stockholder and its Affiliates together have Transferred a number of shares of Common Stock representing more than 50% of the aggregate number of shares of Common Stock held by such stockholder and its Affiliates on October 1, 1999 (excluding for this purpose shares issuable upon the exercise of options and warrants to purchase shares of Common Stock held on October 1, 1999 and assuming all outstanding shares of the Corporation's preferred stock converted into Common Stock on October 1, 1999). Immediately upon the occurrence of a Transfer described in the preceding sentence, and without any action on the part of any stockholder whose shares are subject to automatic conversion hereunder, the Corporation or any other person or entity, the relevant shares of Class B Common Stock shall be deemed converted into the same number of shares of Class A Common Stock. From and after the time of the Transfer, any such certificates for Class B Common Stock shall no longer represent shares of Class B Common Stock but

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instead shall represent the sum of the number of shares of Class A Common Stock and the right to have registered in the name of the registered holder of such stock the shares of Class A Common Stock issuable to such holder as a result of such conversion. The Class A Common Stock issuable upon any such conversion shall be so registered and the certificates with respect to such stock shall be issued by the Corporation upon the surrender of the certificates that represent the Class B Common Stock immediately prior to the conversion.

                  (iii) On the earlier to occur of (A) the twelfth anniversary of the date of the Original Issuance Time, or (B) a record date for any meeting of stockholders of the Corporation upon which the number of shares of outstanding Class B Common Stock in the aggregate is less than 90,025 shares (adjusted for stock splits, stock dividends, classifications, recapitalizations and reverse stock splits and similar transactions), each share of Class B Common Stock then issued or outstanding shall thereupon be converted automatically as of such date into one fully paid and non-assessable share of Class A Common Stock. Upon the occurrence of either such event, notice of such automatic conversion shall be given by the Corporation by means of a press release and written notice to all holders of Class B Common Stock, and shall be given as soon as practicable, and the Secretary of the Corporation shall be instructed to, and shall, promptly request from each holder of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder. Immediately upon the occurrence of an event described in clause (A) or (B) of the first sentence of this paragraph, and without any action on the part of any stockholder, the Corporation or any other person or entity, all shares of Class B Common Stock shall be deemed converted into the same number of shares of Class A Common Stock. From and after such time, any certificates for Class B Common Stock shall no longer represent shares of Class B Common Stock but instead shall represent the sum of the number of shares of Class A Common Stock and the right to have registered in the name of the registered holder of such stock the shares of Class A Common Stock issuable to such holder as a result of such conversion. The Class A Common Stock issuable upon any such conversion shall be so registered and the certificates with respect to such stock shall be issued by the Corporation upon the surrender of the certificates that represent the Class B Common Stock immediately prior to the conversion.

         7. Unconverted Shares. If less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation (in accordance with such procedures as the Board of Directors may determine) are converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate a new certificate evidencing the number of shares of Class B Common Stock which are not converted without charge to the holder.

         8. Reservation. The Corporation hereby reserves, and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

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The Corporation shall not take any action that results in any adjustment of the conversion ratio if the total number of shares of Class A Common Stock issued and issuable after such action upon conversion of the shares of Class B Common Stock would exceed the total number of shares of Class A Common Stock then authorized by the Corporation's Certificate of Incorporation.

         9. Merger. Upon the merger or consolidation of the Corporation (whether or not the Corporation is the surviving entity), holders of each class of Common Stock will be entitled to receive equal per share payments or distributions, except that in any transaction in which shares of capital stock are distributed to holders of Common Stock, the shares of capital stock distributed to holders of Class A Common Stock and Class B Common Stock may differ as to voting and conversion rights, but only to the extent that the voting and conversion rights of the Class A Common Stock and the Class B Common Stock differ in this Certificate of Incorporation.

         10. Issuance of Class A Common Stock. Following the Original Issuance Time, the Corporation shall not issue or sell any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible, exchangeable or exercisable into shares of Class B Common Stock to any person. Notwithstanding the foregoing, the Company may issue and sell shares of Class B Common Stock (1) upon the exercise of any stock option, warrant or similar right to acquire Class B Common Stock existing at the Original Issuance Time and (2) in respect of stock splits, stock dividends, subdivisions, reclassifications or similar transactions with respect the Class B Common Stock.

         11. Amendments to Section. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 80% of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of at least 80% of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section A of this Article FOURTH.

B.       PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and

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relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

         FIFTH. The Corporation shall have a perpetual existence.

         SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                  1. Election of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

                  2. Subject to the provisions of this Amended and Restated Certificate of Incorporation and the By-Laws of the Corporation, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

         SEVENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law

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imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         NINTH. 1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

         2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

         3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

         4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

         5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to
Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this

Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) or (e) a court of competent jurisdiction.

         7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

         12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

         13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

         14. Definitions. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

         15. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

         1. Number of Directors. Prior to the Annual Meeting, the number of directors of the Corporation shall be determined by the Board of Directors. Thereafter, so long as any shares of Class B Common Stock are outstanding, the number of directors of the Corporation shall be fixed at eleven or at such other number as shall be determined by the affirmative vote both of the holders of at least 80% of the shares of Class A Common Stock issued and outstanding and entitled to vote and of the holders of at least 80% of the shares of Class B Common Stock issued and outstanding and entitled to vote. At such time as no shares of Class B Common Stock shall be outstanding, the number of directors shall be determined as provided in the By-Laws of the Corporation.

         2. Removal. Directors of the Corporation elected by the holders of Class A Common Stock, voting separately as a class, may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of Class A Common Stock, voting separately as a class. Directors of the Corporation elected by the holders of Class B Common Stock, voting separately as a class, may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of Class B Common Stock, voting separately as a class. Notwithstanding the foregoing, at such time as no shares of Class B Common Stock are outstanding, Directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

         3. Vacancies. A vacancy in any directorship filled by the holders of Class A Common Stock, voting separately as a class, or a vacancy resulting from an enlargement of the board which the holders of Class A Common Stock are entitled to elect as contemplated by Section A.2(b), shall be filled only by a majority vote of any remaining director or directors elected by the holders of Class A Common Stock, voting separately as a class. A vacancy in any directorship filled by the holders of Class B Common stock, voting separately as a class, or a vacancy resulting from an enlargement of the board which the holders of Class B Common Stock are entitled to elect as contemplated by Section A.2(b), shall be filled only by vote of the holders of Class B Common Stock, voting separately as a class, or by a majority vote of any remaining director or directors elected by the holders of Class B Common Stock, voting separately as a class. Notwithstanding the foregoing, at such time as no shares of Class B Common Stock are outstanding, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         4. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

         5. Amendments to Articles of Incorporation. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 80% of the issued and outstanding Class A Common Stock, voting separately as class, and the affirmative vote of the holders of at least 80% of the issued and outstanding Class B Common Stock, voting separately as class, shall be required to amend, repeal, or to adopt any provision inconsistent with, Section A of Article FOURTH, this Article ELEVENTH, Article THIRTEENTH or Article FOURTEENTH.

         TWELFTH. The holders of the capital stock of the Corporation shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

         THIRTEENTH. Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the President or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         FOURTEENTH. The holders of Class A Common Stock may not take any action by written consent in lieu of a meeting.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Sixth Amended and Restated Certificate of Incorporation to be signed by its Secretary this 17th day of November, 1999.

                                            EDISON SCHOOLS INC.


                                            By: /s/ Laura Eshbaugh
                                                -------------------------------
                                                Laura Eshbaugh
                                                Secretary